As filed with the Securities and Exchange Commission on May 2, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEBIUS GROUP N.V.
(Exact name of registrant as specified in its charter)
The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Schiphol Boulevard 165
1118 BG, Schiphol, the Netherlands
Tel: +31 20-206-6970
(Address and telephone number of Registrant’s principal executive offices)

ADC Tech, Inc.
10 State Street
Newburyport, MA 01950
United States
Tel: +1 832 998 2216
(name, address and telephone number of agent for service)

Copies to:
Timothy J. Corbett
Morgan, Lewis & Bockius UK LLP
Condor House, 5-10 St. Paul’s Churchyard
London, EC4M 8AL
United Kingdom
Telephone: +44 20 3201 5000

Approximate date of commencement of proposed sale to the public:   From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•
a base prospectus, which covers the offering, issuance and sale, from time to time, of an indeterminate number of our Class A ordinary shares, warrants, debt securities, subscription rights, units or any combination thereof; and

•
a prospectus for selling shareholders which covers the possible resale of up to 33,333,334 Class A ordinary shares that were issued to the selling shareholders in a private placement transaction in December 2024 and that may be sold in one or more secondary offerings by the selling shareholders from time to time.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.
The prospectus for selling shareholders immediately follows the base prospectus.

PROSPECTUS
Class A Ordinary Shares
Warrants
Debt Securities
Subscription Rights
Units

We may offer and sell from time to time, in one or more offerings, together or separately, Class A ordinary shares (“Class A shares”), warrants, debt securities, subscription rights, units or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for Class A shares or debt securities, and the debt securities may be convertible into or exchangeable for Class A shares or other debt securities. Additionally, any selling securityholders may offer and sell from time to time, in one or more offerings, Class A shares as described in this prospectus.
Each time we or any selling securityholders offer and sell securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. We will not receive any proceeds from the sale of securities by selling securityholders. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.
We have three classes of ordinary shares: Class A shares, Class B shares and Class C shares. Each Class A share is entitled to one vote per share. Each Class B share is entitled to ten votes per share and is convertible at any time into one Class A share and one Class C share. Our Class C shares are issued only to facilitate the conversion of our Class B shares into Class A shares under Dutch law and, for the limited period of time during which they are outstanding, will be voted by the foundation that holds these shares in the same proportion as the votes by holders of our Class A shares and our Class B shares, so as not to influence the outcome of any vote.
We or our selling securityholders may offer and sell our securities to or through one or more agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods, in each case on a continuous or delayed basis. If any third parties are used to sell our securities, we or our selling securityholders will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section of this prospectus entitled “Plan of Distribution.”
Our Class A shares trade on the Nasdaq Global Select Market, or Nasdaq, under the symbol “NBIS.” On May 1, 2025, the last reported sale price of our Class A shares on Nasdaq was $23.92 per share.
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 2, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus forms part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using an automatic “shelf” registration process. Under this shelf registration, we or our selling securityholders may offer our Class A shares, and we may offer various series of warrants to purchase Class A shares or debt securities, subscription rights, units or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we or our selling securityholders may offer. Each time we or our selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the specific offering. If any such securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and the documents incorporated herein and therein before you invest in our securities. To the extent that statements that we make in this prospectus or any documents incorporated by reference herein are inconsistent with any statement made or incorporated by reference in any applicable prospectus supplement, the statements made or incorporated by reference in the applicable prospectus supplement will be deemed to modify or supersede those statements made in this prospectus and documents incorporated by reference herein.
Neither we nor any selling securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or the documents incorporated herein or therein by reference is accurate as of any date other than their respective dates. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all information contained in this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, and any related free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.
For investors outside the United States: Neither we nor any selling securityholders have done anything that would permit any offering under this prospectus or possession or distribution of this prospectus or any applicable prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus and any applicable prospectus supplement.
The terms “Nebius,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Nebius Group N.V., a Netherlands public limited company, and its subsidiaries unless we state otherwise or the context indicates otherwise. References in this prospectus to “U.S. dollars” or “$” are to United States dollars.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.
Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.

SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
Nebius is a global technology company building full-stack AI cloud infrastructure to support the rapid growth of the AI industry. Our mission is to power AI innovation with dedicated, high-performance infrastructure including an AI cloud platform purpose-built for AI innovators, from individual developers to startups to the largest enterprises. To do this, we provide the compute, storage, managed services and critical software they need to train, run, and deploy models and apps quickly and efficiently. We deliver accelerated compute and data storage solutions that power AI application development and deployment at scale, offering our customers a full range of consumption options ranging from on-demand to fully managed infrastructure to “bare metal” deployments. We are one of the largest specialized AI cloud providers, with a significant presence in Europe and rapid ongoing expansion in the U.S.
As AI adoption accelerates, we expect the demand for the services we offer to continue to grow rapidly. The AI technology market is projected to reach $800 billion by 2030, growing at a 29% CAGR from 2023 to 2030. We estimate that the total addressable market for GPU-as-a-Service and AI cloud will exceed $260 billion by 2030, with a 35% CAGR over the same period.
Our full-stack approach encompasses data centers, in-house-designed hardware, and an intelligent software layer, enabling us to deliver accelerated compute clusters, a proprietary cloud platform, and advanced tools for AI model training and inference. This ensures end-to-end optimization that combines the reliability and user experience of a hyperscaler with the flexibility and efficiency of purpose-built AI infrastructure.
We own and operate a data center in Finland, and also operate co-location sites in France and Iceland. In early 2025, we commissioned our first US-based co-location site in Kansas City, Missouri and began construction of a build-to-suit facility in Vineland, New Jersey. The New Jersey site is a phased development scalable up to 300 MW, with initial capacity expected to be available in the second half of 2025. We plan to dedicate the facility’s incremental capacity to NVIDIA next generation Blackwell GPUs. As of March 31, 2025, our total capacity stood at approximately 30,000 GPUs, most of which are NVIDIA H200s. We plan to further expand our data center footprint in other regions.
We have optimized our AI-native cloud platform for highly intensive, distributed AI workloads. Our full-stack solution is built for efficiency and reliability, and optimizes resource allocation through continuous innovation across every layer of our infrastructure. Unlike the majority of “neoclouds”, we built our infrastructure from the ground up, designing servers and racks in-house and embedding innovation in the design of our data centers to maximize compute performance. This also gives us full control over performance optimization, reliability, and cost efficiency. Unlike off-the-shelf hardware, our designs are tailored specifically for AI workloads, enabling optimized power and cooling efficiency, lower latency, and seamless integration with our cloud platform. This not only improves performance and reliability, but also gives us flexibility on pricing, provides cost savings for customers by maximizing resource utilization and minimizing hardware bottlenecks, and enables us to be competitive for our customers. We believe this deep hardware integration delivers substantial benefits to customers building transformative applications across many diverse industries including healthcare, robotics, and entertainment.
Our purpose-built software allows us to quickly and efficiently provision compute resources on-demand from a single node to thousands of nodes. This flexibility ensures customers can handle everything from small-scale experiments in our self-service offering, to enterprise-grade AI training and inference, without over-provisioning, and to adjust resources dynamically to meet their evolving needs.
Our close-knit and highly experienced team has over a decade of expertise working together to design, scale and operate data centers, cloud-based infrastructure and software solutions. With hundreds of engineers across Europe, the US and Israel, including specialists in data-center construction and operations, hardware R&D, AI cloud platform development, and AI research and development, we maintain full control over our technology stack, ensuring seamless integration of every aspect from infrastructure to AI services, with 24/7 service globally. Our team’s long-standing partnerships with leading chipmakers and OEMs further enhance our infrastructure capabilities.
Our customers range from technology companies and AI-native startups to research labs and individual developers building the next generation of AI models, applications and services. They choose our platform for its flexibility, reliability, and comprehensive support for diverse AI workloads.
In addition to our core AI infrastructure business, we have three distinct businesses that operate under separate brands: Avride, a developer of autonomous driving technology for self-driving vehicles and delivery robots; Toloka, a data partner for AI model training, evaluation, and development; and TripleTen, a leading edtech platform focused on re-skilling individuals for careers in technology.
Corporate Information
Our principal executive offices are located at Schiphol Boulevard 165, 1118 BG, Schiphol, the Netherlands, and our website is https://group.nebius.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 20-F for the year ended December 31, 2024, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the U.S. Securities Exchange Commission, or SEC, in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. All statements contained or implied other than statements of historical facts, including, without limitation, statements regarding our business plans, market opportunities, capacity buildout plans, capital expenditure requirements, financing requirements and projected financial performance, are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions.
In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual results may differ materially from the results predicted or implied by such statements, and our reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted or implied by such statements include, among others, our ability to:
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successfully operate and develop a fundamentally different, early-stage, capital-intensive business following the divestment of a significant portion of our historical operations;

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obtain any further debt or equity financing that may be necessary to achieve our objectives;

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successfully identify sites and enter into purchase, lease, build-to-suit or acquisition agreements with respect to additional data center capacity;

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obtain cost-effective and reliable access to electrical power for such sites, to implement our business plans;

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remediate our material weaknesses in our internal control over financial reporting;

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adapt to rapidly changing and expanding laws and regulations, including export control requirements;

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continue to successfully capture customers; and

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continue to successfully obtain required supplies of hardware on acceptable terms.

Many of these risks and uncertainties depend on the actions of third parties and are largely outside of our control. Our actual results of operations may also differ materially from those stated in or implied by such forward-looking statements as a result of a variety of factors, including those described under the caption “Risk Factors” included in our Annual Report on Form 20-F for the year ended December 31, 2024.
All information in this prospectus and the documents incorporated by reference is as of the date hereof, and we undertake no duty to update this information unless required by law. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

TAXATION
U.S. Federal Income Tax Considerations
Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in certain of our securities. The applicable prospectus supplement may also contain information about any material U.S. federal income tax and non-U.S. tax considerations relating to the securities covered by such prospectus supplement.
Non-U.S. Tax Considerations
Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Dutch tax consequences that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about any material U.S. federal income tax and non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

ENFORCEABILITY OF CERTAIN CIVIL LIBERTIES
We are organized and existing under the laws of the Netherlands. As such, under Dutch private international law, the rights and obligations of our shareholders vis-à-vis the Company originating from Dutch corporate law and our articles of association, as well as the civil liability of our officers (functionarissen) (including our directors and executive officers) are governed in certain respects by the laws of the Netherlands.
We are not a resident of the United States and our officers may also not all be residents of the United States. As a result, depending on the subject matter of the action brought against us and/or our officers, United States courts may not have jurisdiction. If a Dutch court has jurisdiction with respect to such action, that court will apply Dutch procedural law and Dutch private international law to determine the law applicable to that action. Depending on the subject matter of the relevant action, a competent Dutch court may apply another law than the laws of the United States.
Also, service of process against non-residents of the United States can in principle (absent, for example, a valid choice of domicile) not be effected in the United States.
Furthermore, a substantial amount of our assets are located outside the United States. As of the date of this prospectus, (i) there is no treaty in force between the United States and the Netherlands for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters and (ii) both the Hague Convention on Choice of Court Agreements (2005) and the Hague Judgments Convention (2019) have entered into force for the Netherlands, but have not entered into force for the United States. Consequently, a judgment rendered by a court in the United States will not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to that United States judgment if (a) the jurisdiction of the United States court was based on a ground of jurisdiction that is generally acceptable according to international standards, (b) the judgment by the United States court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (c) binding effect of such United States judgment is not contrary to Dutch public order (openbare orde) and (d) the judgment by the United States court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a United States judgment is given binding effect, a claim based thereon may, however, still be rejected if the United States judgment is not or no longer formally enforceable. Moreover, if the United States judgment is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until the United States judgment will have become final, refuse recognition under the understanding that recognition can be asked again once the United States judgment will have become final, or impose as a condition for recognition that security is posted.
A competent Dutch court may deny the recognition and enforcement of punitive damages or other awards. Moreover, a competent Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Finally, there may be specific other instances, including pursuant to anti-boycott rules and regulations, where Dutch law prohibits the recognition and enforcement of a United States judgment. Thus, United States investors may not be able to enforce, or may experience difficulty in enforcing, a judgment obtained in a United States court against us or our officers.

DESCRIPTION OF SHARE CAPITAL
We are a Dutch public company with limited liability (naamloze vennootschap), and our affairs are governed by our articles of association, as amended, and Dutch law.
Our authorized share capital consists of 500,000,000 Class A shares, par value €0.01 per share, 37,138,658 Class B shares, par value €0.10 per share, and 37,748,658 Class C shares, par value €0.09 per share. Our Class A shares are listed on the Nasdaq Global Select Market and are held in book-entry form. The following description of our Class A shares, together with the additional information we included herein, including the material provisions of our articles of association as currently in force and relevant provisions of Dutch law and the Dutch Corporate Governance Code, is a summary and does not purport to be complete. For the complete terms of our Class A shares please refer to our articles of association, as amended, which is incorporated by reference as Exhibit 3.1 hereto.
Ordinary Shares
We have three classes of authorized ordinary shares, which vote together as a single class unless otherwise provided by our articles of association or Dutch law: Class A shares, which have one vote per share; Class B shares, which have ten votes per share; and Class C shares, which have nine votes per share.
Under Dutch law, the voting power of shares is determined by reference to their par value. Our company’s multiple class share structure is designed to give our principal shareholders increased voting power (without increasing their economic interest in our company), while also providing a means for them to convert their shares into Class A shares that can be transferred or sold, including in the public market.
Transfer and Conversion of Ordinary Shares
Because the conversion of a Class B share into a Class A share, with a lower par value, will result in a reduction of our company’s share capital (an event which cannot occur without convening a formal shareholders’ meeting), our articles of association provide that each Class B share converts (in defined circumstances) into both one Class A share and one Class C share. The Class C shares are intended to serve as a means of “storing” the additional par value of the converted Class B share until such time as the Class C share can be repurchased and cancelled by our company. We intend to repurchase and cancel any such Class C shares. To ensure that all such Class C shares are available for repurchase and cancellation, and to assure that they do not affect the outcome of any shareholder vote, any Class C shares will be held by the Conversion Foundation, a Dutch foundation managed by our board of directors. The foundation has agreed to sell any Class C shares it may hold, for no consideration, to our company at any time, and not to sell or transfer such shares to any other party. We expect that such repurchases will occur promptly following the conversion of any Class B shares into Class A shares and Class C shares, as the repurchase itself (as opposed to the cancellation of the Class C shares) does not require shareholder approval. At the first general meeting of shareholders following any such repurchase, we would seek shareholder approval for the cancellation of such Class C shares. The foundation has also agreed that it will vote any Class C shares it may hold in the same proportion as all other votes are cast at any general meeting of shareholders.
Our Class B shares are transferable only:
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To the Conversion Foundation. Upon transfer to the foundation, each Class B share converts into one Class A share and one Class C share. The foundation is obligated to transfer the Class A share to the original Class B shareholder, and to transfer the Class C share to our company as described above.

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To our company for the purposes of repurchasing Class B shares.

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By an original holder, to estate and tax planning vehicles (including trusts, corporations and partnerships) controlled by such original holder of Class B shares (subject to such entities becoming parties to the shareholders’ agreement among our Class B shareholders).

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By an original holder that is a trust, to the beneficiaries of such trusts as of October 10, 2008 (the date our Class B shares were originally created).

In addition to the above, if any Class B shares are transferred to a party not described above or the transferee ceases to meet the criteria described above the voting and economic rights of the Class B shares held by such holder or holders will lapse and the holder is obligated to transfer the Class B shares to the Conversion Foundation in exchange for Class A shares.
Our Class A shares and Class C shares are not convertible into any other class of shares in our capital.
Shareholder Meetings and Voting Rights
At our shareholders’ meetings, each Class A share is entitled to one vote, and each Class B share is entitled to ten votes. Each Class C share will be entitled to nine votes, but the Conversion Foundation has agreed with us that it will vote any Class C shares it may hold at any time in the same proportion as all other votes are cast at any general meeting of our shareholders. The Class A, B and C shares vote together as a single class on all matters, including the election of directors, except as otherwise provided in our articles of association or Dutch law.
Each shareholder has a right to attend general meetings of shareholders, either in person or by proxy, and to exercise voting rights in accordance with the provisions of our articles of association. We must hold at least one general meeting of shareholders each year. This meeting must be convened at one of several specified locations in the Netherlands within six months after the end of our fiscal year. Our board of directors may convene additional general meetings of shareholders as often as it deems necessary, or upon the request of shareholders, or other persons entitled to attend the general meetings of shareholders, representing at least 10% of the par value of our issued share capital.
We will give notice of each meeting of shareholders by notice in any manner that we may be required to follow in order to comply with applicable stock exchange requirements. In addition, we will notify registered holders of our shares by letter, cable, telex or fax, or, where permitted or required, by email or other electronic means. We will give this notice no later than the fifteenth day prior to the day of the meeting. As deemed necessary by the board of directors, either the notice will include or be accompanied by an agenda identifying the business to be considered at the meeting or will state that the agenda will be available for shareholders and other persons who are entitled to attend the general meeting of shareholders, at our offices or places of business. Shareholders representing at least 3% of the par value of our outstanding share capital have the right to request the inclusion of additional items on the agenda of shareholder meetings, provided that such request together with an explanation of such agenda items is received by us no later than 60 days before the day the relevant shareholder meeting is held.
We are exempt from the proxy solicitation rules under the Securities Exchange Act of 1934 (the “Exchange Act”).
Board of Directors; Adoption of Annual Accounts
The members of our board of directors are appointed, removed and suspended from office by the general meeting of shareholders. A resolution to remove or suspend a director requires at least a two-thirds majority of the votes cast representing at least 50% of our issued share capital. The board of directors shall be comprised of one (1) or more executive directors and three (3) or more non-executive directors. A majority of the members of the board of directors shall consist of non-executive directors.
Our board of directors must prepare annual accounts for our company, prepared in accordance with either Dutch generally accepted accounting principles or International Financial Reporting Standards, which must be audited by Dutch auditors. Our board of directors must make these available to the shareholders for inspection at our offices within five months after the end of our fiscal year. Under some special circumstances, Dutch law permits an extension of this period for up to five additional months by approval of the general meeting of shareholders. The board of directors must submit these annual accounts to the shareholders for adoption at a general meeting of shareholders. Within eight days of the adoption of these annual accounts, and not more than 12 months from the end of our fiscal year, we must publish and submit these annual accounts to the Chamber of Commerce in The Hague. We are required to file an annual report on Form 20-F, which will include our audited consolidated financial statements prepared in accordance with U.S. GAAP, with the SEC within the prescribed time period after the end of each of our fiscal years.

In the performance of its duties, the board of directors is required by Dutch law to consider the interests of Nebius, its shareholders, its employees and other stakeholders.
When the general meeting of shareholders adopts the annual accounts prepared by the board of directors, it may discharge the members of the board of directors from potential liability with respect to the exercise of their duties during the fiscal year covered by the accounts. This discharge may be given subject to such reservations as the general meeting of shareholders deems appropriate and is subject to a reservation of liability required under Dutch law. Examples of reservations of liability required by Dutch law include: (i) liability of members of boards of directors upon the bankruptcy of a company; and (ii) general principles of reasonableness and fairness. Under Dutch law, a discharge of liability does not extend to matters not properly disclosed to the general meeting of shareholders. The discharge of the board of directors must be a separate item on the agenda of the general meeting of shareholders and the members of the board of directors are not automatically discharged by adoption of the annual accounts. Any meeting of our board of directors may be held at any location, within or outside of the Netherlands.
Our board of directors may, in accordance with the director compensation policy adopted by our general meeting of shareholders, establish compensation for the members of the board of directors. The board of directors must submit to the general meeting of shareholders for approval any plan or amendment to any plan awarding shares or the right to subscribe for shares to the directors. We have no requirement that our directors own any of our shares.
Under our articles of association, a director may not take part in any vote on a subject or transaction in relation to which he or she has a conflict of interest with us. However, under our articles of association, a director with a conflict of interest may continue to represent us without prejudice to the power of the general meeting of shareholders to at any time designate one or more other persons for such purpose provided that they continue to meet the criteria set out in our articles for appointment as a director.
Under our articles of association, our board of directors may exercise all the powers of the company to borrow money or mortgage its property and assets as security for any obligation of the company or of any third party.
We have not established a mandatory retirement age for our directors.
Dividends
The holders of our shares are entitled to such part of our profits for any fiscal year as remains available after reservation of profits by our board of directors. Such dividends are payable on a pari passu basis on the Class A and Class B shares. Although our Class C shares are technically entitled to a maximum dividend of 1% of the nominal value of such Class C shares when we declare dividends on our Class A and Class B shares, we intend to repurchase all Class C shares issued upon conversion of our Class B shares promptly following their issuance such that no dividends would be payable on our Class C shares. Additionally, the board of directors has the right to declare interim dividends without the approval of the general meeting of shareholders. We may not pay dividends if the payment would reduce shareholders’ equity to an amount less than the aggregate fully paid-up share capital plus the reserves that have to be maintained by law or our articles of association. The amounts available for dividends will be determined based on the statutory accounts of Nebius Group N.V. prepared under Dutch law, which may differ from our consolidated financial statements.
The board of directors may decide that dividends or other distributions are paid in the form of cash, shares or a combination of both.
Issue of Shares; Preemptive Rights
Our board of directors has the power to issue shares, if and to the extent that either the general meeting of shareholders or the articles of association has delegated such power to the board of directors to act as the authorized body for this purpose. A delegation of authority to the board of directors to issue shares remains effective for the period specified by the general meeting of shareholders, or specified in the articles of association, and may be up to five years from the date of delegation or the date of the articles of association. A general meeting of shareholders may renew annually this delegation and this delegation may also be renewed by the articles of association for additional periods of up to five years. Without this delegation, the general meeting of shareholders has the power to authorize the issuance of shares.
The holders of our Class A shares and/or Class B shares have a pro rata (based on the number of shares held) preemptive right to subscribe for Class A shares and/or Class B shares that we issue for cash, unless the general meeting of shareholders, or the board of directors (if either the general meeting of shareholders or the articles of association has delegated such power to the board of directors), limits or eliminates this right. No pre-emption rights shall apply in respect of the issue of Class C shares. In addition, the right of our shareholders to subscribe for Class A shares and/or Class B shares pursuant to this preemptive right may be limited in certain circumstances. If the general meeting of shareholders delegates its authority to the board of directors for this purpose, then the board of directors will have the power to limit or eliminate the preemptive rights of shareholders. In the absence of this delegation, the general meeting of shareholders will have the power to limit or eliminate these rights. Such resolution requires the approval of a two-thirds majority of the votes cast in a general meeting of shareholders if less than 50% of our issued share capital is present or represented. Delegations of authority to the board of directors may remain in effect for up to five years and may be annually renewed for additional periods of up to five years.
These provisions apply equally to any issue by us of rights to subscribe for any of our Class A shares and/or Class B shares, including options and warrants other than pursuant to the Nebius Group N.V. Amended and Restated Equity Incentive Plan (the “Plan”).
No obligation other than to pay up the nominal amount of a share may be imposed upon a shareholder against the shareholder’s will, by amendment of the articles of association or otherwise.
On August 15, 2024, the Company’s shareholders authorized the board of directors (i) to issue Class A shares (and/or grant rights to subscribe for Class A shares) in an amount up to 20% of the issued share capital (excluding Class C shares) from time to time of the Company, and (ii) to exclude the pre-emptive rights of shareholders in respect of such issuances of shares and/or granting of rights to subscribe for shares are intended to give the board of directors flexibility in financing the Company in the most efficient manner. Furthermore, such authorizations give the board of directors flexibility in the context of potential acquisitions and mergers.
Repurchase of Shares
We may acquire our shares, subject to applicable provisions of Dutch law and of our articles of association, to the extent:
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our shareholders’ equity, less the amount to be paid for the shares to be acquired, exceeds the sum of (i) our aggregate fully paid-up share capital plus (ii) any reserves required to be maintained by Dutch law or our articles of association; and

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after the acquisition of shares, we and our subsidiaries would not hold, or hold as pledgees, shares having an aggregate par value that exceeds 50% of the par value of our issued share capital, as these amounts would be calculated under Dutch GAAP or IFRS, as the case may be.

Our board of directors may direct the company to repurchase shares only if the general meeting of shareholders has authorized the board of directors to repurchase shares. This authorization may be given for a maximum period of 18 months and should contain the maximum number of shares to be repurchased and a price range. The authorization may be renewed annually. On August 15, 2024, the Company’s shareholders authorized the board of directors, for a period of 18 months starting on August 15, 2024 to repurchase the Company’s fully paid-up Class A shares, within the limits of Dutch law, applicable regulations and the Company’s articles of association, through a purchase on the Nasdaq Global Select Market or otherwise, up to a maximum of 81,648,455 Class A shares, at a purchase price per Class A share set with reference to the prevailing market price at the time of the announcement of a potential share repurchase but in any case no lower than the nominal value of the Class A shares and no higher than $10.50 per share. On December 2, 2024, the board of directors determined that a potential repurchase by the Company of its Class A shares is no longer warranted.
We intend to regularly repurchase, for no consideration, any Class C shares that may be issued to the Conversion Foundation promptly upon the conversion of Class B shares, in which case the above requirements do not apply.

Reduction of Share Capital
At a general meeting of shareholders, our shareholders may vote to reduce the issued share capital by canceling shares held by us or by reducing the par value of our shares. In either case, this reduction would be subject to applicable statutory provisions and, if less than 50% of our issued share capital is present or represented, requires a two-thirds majority of the votes cast in a general meeting of shareholders. We intend to seek shareholder approval on a regular basis for the cancellation of any Class C shares that may be issued from time to time following their repurchase by us.
Corporate Governance
We acknowledge the importance of good corporate governance. The Dutch Corporate Governance Code, or the Code, was released in 2003 and last amended in 2025. The Code contains both principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. The Code applies to all Dutch companies listed on a government-recognized stock exchange, whether in the Netherlands or elsewhere, including the Nasdaq Global Select Market. Such companies are required under Dutch law to disclose in their Dutch annual reports filed in the Netherlands whether or not they comply with provisions of the Code and, if they do not comply with those provisions, to explain why they deviate from any such provision.
We generally comply with the applicable corporate governance rules of the SEC and Nasdaq applicable to U.S. domestic issuers. In light of our compliance with Nasdaq requirements and as permitted by the Code, we have elected not to comply with all of the provisions of the Code.

DESCRIPTION OF SECURITIES
We may offer Class A shares, warrants, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, subscription rights, units, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. Additionally, our selling securityholders may offer Class A shares from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we or our selling securityholders may offer. Each time we or our selling securityholders offer a type or series of securities under this prospectus, we or our selling securityholders will provide a prospectus supplement or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.
Class A Shares
See “Description of Share Capital” for a description of certain information relating to the rights and benefits attached to our Class A shares, certain provisions of our articles of association currently in effect and the Dutch Corporate Governance Code. Because such description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, as amended, a copy of which has been filed as an exhibit to our most recent Annual Report on 20-F. Please see the section of this prospectus entitled “Where You Can Find More Information.”
Warrants
We may issue warrants for the purchase of our Class A shares and/or debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
We may evidence series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
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the title of the warrants;

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the offering price and aggregate number of warrants offered;

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the designation, number and terms of the debt securities, Class A shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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the exercise price of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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any other specific terms, rights or limitations of or restrictions on the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
Debt Securities
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). However, since we are a company incorporated and existing under Dutch law, certain aspects of the debt securities may be governed by compulsory provisions of Dutch law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Dutch tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
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the designation, aggregate principal amount and authorized denominations;

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the issue price, expressed as a percentage of the aggregate principal amount;

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the maturity date;

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the interest rate per annum, if any;

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the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

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any optional or mandatory sinking fund provisions or exchangeability provisions;

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the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

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whether the debt securities will be our senior or subordinated securities;

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whether the obligations under the debt securities will be our secured or unsecured obligations;

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the applicability and terms of any guarantees;

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the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

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if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

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if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

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any events of default not set forth in this prospectus;

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the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

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if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

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whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

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if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

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if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

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any restrictive covenants or other material terms relating to the debt securities;

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whether the debt securities will be issued in the form of global securities or certificates in registered, dematerialized, or bearer form;

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any listing on any securities exchange or quotation system;

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additional provisions, if any, related to defeasance and discharge of the debt securities; and

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any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
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our ability to incur either secured or unsecured debt, or both;

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our ability to make certain payments, dividends, redemptions or repurchases;

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our ability to create dividend and other payment restrictions affecting our subsidiaries;

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our ability to make investments;

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mergers and consolidations by us or our subsidiaries;

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sales of assets by us;

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our ability to enter into transactions with affiliates;

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our ability to incur liens; and

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sale and leaseback transactions.

Modification and Waiver
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. However, we expect that no modification that:
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changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

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reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

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reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

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waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

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makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

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makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

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waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

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will be effective against any holder without his consent. Other terms of our debt securities may be modified without the consent of the holders.

Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
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default in any payment of interest when due that continues for 30 days;

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default in any payment of principal or premium at maturity;

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default in the deposit of any sinking fund payment when due;

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default in the performance of any covenant in the debt securities or the applicable indenture that continues for 60 days after we receive notice of the default;

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default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

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events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
Subscription Rights
We may issue subscription rights to purchase our debt or equity securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.
If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required, the following terms of the subscription rights in respect of which the prospectus supplement is delivered:
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the exercise price;

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the aggregate number of rights to be issued;

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the type and number of securities purchasable upon exercise of each right;

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the procedures and limitations relating to the exercise of the rights;

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the date upon which the exercise of rights will commence;

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the record date, if any, to determine who is entitled to the rights;

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the expiration date;

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the extent to which the rights are transferable;

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information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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if appropriate, a discussion of material U.S. federal income tax considerations;

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and

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any other material terms of the rights.

Units
We may issue, in one or more series, units consisting of Class A shares, debt securities, subscription rights and/or warrants for the purchase of Class A shares and/or debt securities in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

PLAN OF DISTRIBUTION
We or our selling securityholders may sell our securities from time to time in one or more transactions. We or our selling securityholders may sell our securities to or through one or more agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf or with our selling securityholders or on their behalf may also purchase our securities and reoffer them to the public. We or our selling securityholders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we or our selling securityholders designate may solicit offers to purchase our securities.
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We or our selling securityholders will name any agent involved in offering or selling our securities, and disclose any commissions that we or our selling securityholders will pay to the agent, in the applicable prospectus supplement.

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Unless we or our selling securityholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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Agents may be deemed to be underwriters under the Securities Act of 1933 (the “Securities Act”) of any of our securities that they offer or sell.

We or our selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.
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If we or our selling securityholders use an underwriter or underwriters, we or our selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time that we or our selling securityholders reach an agreement for the sale of our securities.

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We or our selling securityholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

We or our selling securityholders may use a dealer to sell our securities.
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If we or our selling securityholders use a dealer, we or our selling securityholders will sell our securities to the dealer, as principal.

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The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•
We or our selling securityholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
We or our selling securityholders may directly solicit offers to purchase our securities, and we or our selling securityholders may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We or our selling securityholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We or our selling securityholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We or our selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or our selling securityholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.
We or our selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
•
If we or our selling securityholders use delayed delivery contracts, we or our selling securityholders will disclose that we or our selling securityholders are using them in the prospectus supplement and will tell you when we or our selling securityholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•
These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•
We or our selling securityholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or our selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business. Underwriters have from time to time in the past provided and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.
We or our selling securityholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.
The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.
The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.
We or our selling securityholders will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, legal matters with respect to U.S. federal and New York law in connection with an offering hereunder will be passed upon for us by Morgan, Lewis & Bockius UK LLP, London, England. Certain legal matters with respect to Dutch law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by DLA Piper Nederland N.V., Amsterdam, the Netherlands.
EXPERTS
The consolidated financial statements of Nebius Group N.V. as of December 31, 2024, and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Reanda Audit & Assurance B.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements for the years ended December 31, 2023 and 2022 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Technologies of Trust — Audit JSC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Our annual report on Form 20-F for the year ending December 31, 2024 has been filed with the SEC. The Company has also furnished reports with the SEC on Form 6-K. Such reports and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

EXPENSE OF THE OFFERING
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:
Item	Amount
SEC Registration Fee	$(1)(2)
Accounting Fees and Expenses	(1)
Legal Fees and Expenses	(1)
Miscellaneous Fees and Expenses	(1)
Total	$(1)

(1)
These fees and expenses depend on the securities offered and the number of offerings, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

(2)
Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus.
•
our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 30, 2025; and

•
our description of our ordinary shares contained in Exhibit 2.1 of our Annual Report on Form 20-F (file no. 001-35173) filed with the Securities and Exchange Commission on April 30, 2025, and including any amendments and reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.
Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
We make available, free of charge, through our website at https://group.nebius.com under “For Investors” our Annual Reports on Form 20-F, Forms 6-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus or any applicable prospectus supplement. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information that we file with the SEC at www.sec.gov. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address.
Nebius Group N.V
Schiphol Boulevard 165
1118 BG, Schiphol, the Netherlands
+31 20-206-6970
askIR@nebius.com
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

PROSPECTUS
33,333,334 Shares of Class A Ordinary Shares
Offered by the Selling Shareholders

This prospectus relates to the resale from time to time by the selling shareholders named in this prospectus, or the selling shareholders, of up to an aggregate of 33,333,334 Class A ordinary shares, nominal value €0.01 per share, or the Class A shares.
Our registration of the Class A shares does not mean that the selling shareholders will offer or sell any such Class A shares. The selling shareholders acquired the Class A shares pursuant to a private placement transaction, which was consummated on December 12, 2024. We are registering the offer and resale of the Class A shares to satisfy a covenant set forth in the investor agreements entered into on December 2, 2024, pursuant to which we agreed to register the resale of the Class A shares within a limited period of time following the date of the investor agreements.
We will not receive any of the proceeds from any sale of the Class A shares by the selling shareholders.
The selling shareholders, or their pledgees, donees, transferees, distributees, beneficiaries, assignees or other successors-in-interest (including others who later come to hold any of the selling shareholders’ interest in the securities covered by this prospectus after the date of this prospectus such that registration rights shall apply to those securities), may offer or resell the Class A shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all commissions and discounts and similar selling expenses, if any, attributable to the sale of the Class A shares. We will bear all costs, expenses and fees (other than commissions and discounts and similar selling expenses) in connection with the registration of the Class A shares. For additional information on the methods of sale that may be used by the selling shareholders, see “Plan of Distribution” beginning on page S-13 of this prospectus.
Our Class A shares are listed on the Nasdaq Global Select Market under the symbol “NBIS.” On May 1, 2025, the last reported sale price of our Class A shares was $23.92.
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page S-5 of this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 2, 2025

S-i

ABOUT THIS PROSPECTUS
This document consists of two parts. The second part is a prospectus in respect of the resale, from time to time by the selling shareholders, of the Class A shares, which describes the specific terms of this offering. The first part is the accompanying base prospectus. Both documents are part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. The accompanying base prospectus describes more general information, some of which may not apply to this offering.
Neither we, the selling shareholders nor any underwriter has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we, the selling shareholders nor any underwriter takes responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders will make an offer to sell the Class A shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless indicated otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
For investors outside the United States: Neither we nor any selling securityholders have done anything that would permit any offering under this prospectus or possession or distribution of this prospectus or any applicable prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus and any applicable prospectus supplement.
This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”
The terms “Nebius,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Nebius Group N.V., a Netherlands public limited company, and its subsidiaries unless we state otherwise or the context indicates otherwise. References in this prospectus to “U.S. dollars” or “$” are to United States dollars.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.
Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.

SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
Nebius is a global technology company building full-stack AI cloud infrastructure to support the rapid growth of the AI industry. Our mission is to power AI innovation with dedicated, high-performance infrastructure including an AI cloud platform purpose-built for AI innovators, from individual developers to startups to the largest enterprises. To do this, we provide the compute, storage, managed services and critical software they need to train, run, and deploy models and apps quickly and efficiently. We deliver accelerated compute and data storage solutions that power AI application development and deployment at scale, offering our customers a full range of consumption options ranging from on-demand to fully managed infrastructure to “bare metal” deployments. We are one of the largest specialized AI cloud providers, with a significant presence in Europe and rapid ongoing expansion in the U.S.
As AI adoption accelerates, we expect the demand for the services we offer to continue to grow rapidly. The AI technology market is projected to reach $800 billion by 2030, growing at a 29% CAGR from 2023 to 2030. We estimate that the total addressable market for GPU-as-a-Service and AI cloud will exceed $260 billion by 2030, with a 35% CAGR over the same period.
Our full-stack approach encompasses data centers, in-house-designed hardware, and an intelligent software layer, enabling us to deliver accelerated compute clusters, a proprietary cloud platform, and advanced tools for AI model training and inference. This ensures end-to-end optimization that combines the reliability and user experience of a hyperscaler with the flexibility and efficiency of purpose-built AI infrastructure.
We own and operate a data center in Finland, and also operate co-location sites in France and Iceland. In early 2025, we commissioned our first US-based co-location site in Kansas City, Missouri and began construction of a build-to-suit facility in Vineland, New Jersey. The New Jersey site is a phased development scalable up to 300 MW, with initial capacity expected to be available in the second half of 2025. We plan to dedicate the facility’s incremental capacity to NVIDIA next generation Blackwell GPUs. As of March 31, 2025, our total capacity stood at approximately 30,000 GPUs, most of which are NVIDIA H200s. We plan to further expand our data center footprint in other regions.
We have optimized our AI-native cloud platform for highly intensive, distributed AI workloads. Our full-stack solution is built for efficiency and reliability, and optimizes resource allocation through continuous innovation across every layer of our infrastructure. Unlike the majority of “neoclouds”, we built our infrastructure from the ground up, designing servers and racks in-house and embedding innovation in the design of our data centers to maximize compute performance. This also gives us full control over performance optimization, reliability, and cost efficiency. Unlike off-the-shelf hardware, our designs are tailored specifically for AI workloads, enabling optimized power and cooling efficiency, lower latency, and seamless integration with our cloud platform. This not only improves performance and reliability, but also gives us flexibility on pricing, provides cost savings for customers by maximizing resource utilization and minimizing hardware bottlenecks, and enables us to be competitive for our customers. We believe this deep hardware integration delivers substantial benefits to customers building transformative applications across many diverse industries including healthcare, robotics, and entertainment.
Our purpose-built software allows us to quickly and efficiently provision compute resources on-demand from a single node to thousands of nodes. This flexibility ensures customers can handle everything from small-scale experiments in our self-service offering, to enterprise-grade AI training and inference, without over-provisioning, and to adjust resources dynamically to meet their evolving needs.
Our close-knit and highly experienced team has over a decade of expertise working together to design, scale and operate data centers, cloud-based infrastructure and software solutions. With hundreds of engineers across Europe, the US and Israel, including specialists in data-center construction and operations, hardware R&D, AI cloud platform development, and AI research and development, we maintain full control over our technology stack, ensuring seamless integration of every aspect from infrastructure to AI services, with 24/7 service globally. Our team’s long-standing partnerships with leading chipmakers and OEMs further enhance our infrastructure capabilities.
Our customers range from technology companies and AI-native startups to research labs and individual developers building the next generation of AI models, applications and services. They choose our platform for its flexibility, reliability, and comprehensive support for diverse AI workloads.
In addition to our core AI infrastructure business, we have three distinct businesses that operate under separate brands: Avride, a developer of autonomous driving technology for self-driving vehicles and delivery robots; Toloka, a data partner for AI model training, evaluation, and development; and TripleTen, a leading edtech platform focused on re-skilling individuals for careers in technology.
Private Placement
Share Purchase Agreements
On December 2, 2024, we entered into share purchase agreements, or the Share Purchase Agreements, with the selling shareholders named therein for the private placement issuance of an aggregate of 33,333,334 of our Class A shares, nominal value €0.01 per share, at a purchase price of $21.00 per share. The aggregate gross proceeds we received were approximately $700 million, before deducting offering expenses. The transactions contemplated by the Share Purchase Agreements closed on December 12, 2024, and the Class A shares were delivered to the selling shareholders from our treasury reserve.
Investor Agreements
On December 2, 2024, in connection with and pursuant to the Share Purchase Agreements, we entered into investor agreements, or the Investor Agreements, pursuant to which the selling shareholders have certain registration rights in respect of the securities acquired pursuant to the Share Purchase Agreements, subject to customary conditions. Under the Investor Agreements, we have agreed to use reasonable best efforts to file a registration statement with the SEC by no later than the earlier of (i) five (5) calendar days following the timely filing with the SEC of our Annual Report on Form 20-F for the fiscal year ending December 31, 2024, and (ii) May 20, 2025, covering certain sales and distributions as set out in the Investor Agreements, pursuant to Rule 415 under the Securities Act, and to use its reasonable best efforts to have such registration statement declared effective within the time period set forth in the Investor Agreements.
Corporate Information
Our principal executive offices are located at Schiphol Boulevard 165, 1118 BG, Schiphol, the Netherlands and our website is https://group.nebius.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A shares.

The Offering
Class A shares offered by us	None.
Class A shares offered by the selling shareholders	Up to 33,333,334 of our Class A shares.
Class A shares to be outstanding after this offering	202,410,157
Selling shareholders	All of our Class A shares are being offered by the selling shareholders. See “Selling Shareholders” beginning on page S-8 for additional information on the selling shareholders.
Use of proceeds	We will not receive any proceeds from the sale of the Class A shares in this offering by the selling shareholders.
Plan of Distribution	The selling shareholders, or their pledgees, donees, transferees, distributees, beneficiaries, assignees, or other successors-in-interest (including others who later come to hold any of the selling shareholders’ interest in the securities of the Company covered by this prospectus after the date of this prospectus such that registration rights shall apply to those securities), may offer or sell the Class A shares offered under this prospectus from time to time through public or private transactions at our prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders may also resell the Class A shares offered under this prospectus to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page S-13 for additional information on the methods of sale that may be used by the selling shareholders.
Risk factors:	Investing in our Class A shares involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our Class A shares.
Nasdaq Global Select Market symbol:	“NBIS”
The number of Class A shares to be outstanding after this offering, as set forth above, is based on 202,410,157 Class A shares outstanding as of March 31, 2025, which amount excludes:
•
1,176,746 Class A shares issuable upon the exercise of options outstanding as of March 31, 2025 at a weighted average exercise price of $40 per share;

•
7,436,094 Class A shares underlying restricted share units outstanding as of March 31, 2025;

•
75,000 share appreciation rights outstanding as of March 31, 2025, at a weighted average measurement price of $32.85 per share;

•
22,198,663 additional Class A shares reserved for issuance under the Nebius Group N.V. Amended and Restated Equity Incentive Plan as of March 31, 2025 (in respect of which premium-priced options were granted in April 2025 to acquire up to 6,000,000 Class A shares at an exercise price of $100 per share);

•
35,698,674 Class A shares issuable upon conversion of outstanding Class B shares; and

•
123,932,113 Class A shares held in treasury.

RISK FACTORS
An investment in our Class A shares involves a high degree of risk. Before deciding whether to invest in our Class A shares , you should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 20-F, which is incorporated by reference herein in its entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A shares to decline, resulting in a loss of all or part of your investment.
The sale of a substantial number of our Class A shares in the public market, including resale of the securities issued or issuable to the selling shareholders, could adversely affect the prevailing market price for our Class A shares.
We are registering for resale up to 33,333,334 Class A shares issued to the selling shareholders pursuant to the Share Purchase Agreements to fulfill our contractual obligations under the Investor Agreements. Sales of substantial amounts of Class A shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A shares. We cannot predict if and when the selling shareholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional Class A shares or other equity or debt securities exercisable for, or convertible into, our Class A shares. Any such issuances could result in substantial dilution to our existing shareholders and could cause our share price to decline.
The market price of our Class A shares has been and may continue to be volatile, including as a result of general market and industry developments that are outside our control. These risks may be exacerbated by volatility in the emerging industry in which we operate and the relative lack of comparable publicly traded peers.
Trading in our Class A shares on Nasdaq was suspended in February 2022 and resumed in October 2024, following the successful divestment of our Russian assets. Since the resumption of trading, the market price of our Class A shares has been and may continue to be volatile. The market price of our Class A shares depends on a number of factors, including those described in this “Risk Factors” section, some of which are beyond our control and/or unrelated to our operating performance or prospects.
In addition, given the relatively recent resumption of trading in our shares, the early stage of the development of our businesses and the immaturity of the industry in which we operate, it may take some time for the trading price of our Class A shares to reflect the intrinsic value of our group.
Furthermore, on the back of current global macroeconomic and geopolitical uncertainty and disruption, the stock market, and the market for technology companies in particular, have recently experienced significant price and volume fluctuations that have often been unconnected or disproportionate to the operating performance of those companies. The market price of our Class A shares has been and may continue to be negatively impacted as a consequence of these conditions, regardless of our actual operating performance. Companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. Securities litigation, if instituted against us, could result in substantial costs and/or damages, and divert management’s attention from other business concerns, which could seriously harm our business.
The foregoing factors and fluctuations could cause our shareholders to lose all or part of their investments as they may not be able to resell their Class A shares at or above the price at which they acquired such shares.

FORWARD-LOOKING STATEMENTS
This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. All statements contained or implied other than statements of historical facts, including, without limitation, statements regarding our business plans, market opportunities, capacity buildout plans, capital expenditure requirements, financing requirements and projected financial performance, are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions.
In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual results may differ materially from the results predicted or implied by such statements, and our reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted or implied by such statements include, among others, our ability to:
•
successfully operate and develop a fundamentally different, early-stage, capital-intensive business following the divestment of a significant portion of our historical operations;

•
obtain any further debt or equity financing that may be necessary to achieve our objectives;

•
successfully identify sites and enter into purchase, lease, build-to-suit or acquisition agreements with respect to additional data center capacity;

•
obtain cost-effective and reliable access to electrical power for such sites, to implement our business plans;

•
remediate our material weaknesses in our internal control over financial reporting;

•
adapt to rapidly changing and expanding laws and regulations, including export control requirements;

•
continue to successfully capture customers; and

•
continue to successfully obtain required supplies of hardware on acceptable terms.

Many of these risks and uncertainties depend on the actions of third parties and are largely outside of our control. Our actual results of operations may also differ materially from those stated in or implied by such forward-looking statements as a result of a variety of factors, including those described under the caption “Risk Factors” included in our Annual Report on Form 20-F for the year ended December 31, 2024.
All information in this prospectus and the documents incorporated by reference is as of the date hereof, and we undertake no duty to update this information unless required by law. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
We will not receive any proceeds from the sale of our Class A shares by the selling shareholders.

SELLING SHAREHOLDERS
This prospectus relates to the possible offer and sale from time to time of up to 33,333,334 Class A shares by the selling shareholders. The Class A shares being offered by the selling shareholders were sold to the selling shareholders pursuant to Share Purchase Agreements entered into between the Company and each such selling shareholder. We are registering the Class A shares set forth in the table below to fulfill our contractual obligations under the Investor Agreements entered into with the selling shareholders pursuant to the Share Purchase Agreements. See “Prospectus Summary — Private Placement.”
The table below sets forth the name of each selling shareholder, the number of Class A shares beneficially owned by each such selling shareholder prior to the offer and sale of the Class A shares under this prospectus, the number of Class A shares being offered under this prospectus by each such selling shareholder, and the number of Class A shares beneficially owned by each selling shareholder assuming all of the Class A shares offered under this prospectus are sold, in each case as of March 31, 2025, except as otherwise provided below. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Class A shares. Generally, a person “beneficially owns” our Class A shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.
All information contained in the table below and the footnotes thereto is based upon information provided to us by the applicable selling shareholder. The information in the table below and the footnotes thereto regarding our Class A shares to be beneficially owned after the offering under this prospectus assumes the sale of all of our Class A shares being offered by the selling shareholders under this prospectus.
As used in this prospectus, the term “selling shareholder” includes the selling shareholders named below and any donees, pledgees, transferees or other successors-in-interest selling our Class A shares received after the date of this prospectus from the selling shareholders as a gift, pledge, or other non-sale related transfer.
	Class A Shares Beneficially Owned Prior to the Offering			Class A Shares Being Offered(1)	Class A Shares Beneficially Owned After the Offering(2)
Name of Selling Shareholder	Number	Percentage By Voting Power(3)	Percentage By Shares(3)	Number	Number	Percentage By Voting Power(3)	Percentage By Shares(3)
Entities affiliated with Orbis Investment Management Limited(4)	15,702,222	2.8%	6.6%	11,190,484	4,511,738	*	1.9%
Entities affiliated with Accel(5)	7,142,857	1.3%	3.0%	7,142,857	—	—	—
Citadel CEMF Investments Ltd.(6)	3,309,523	*	1.4%	3,309,523	—	—	—
Jane Street Global Trading, LLC(7)	2,792,725	*	1.1%	1,428,571	1,364,154	*	*
Diameter Master Fund LP(8)	1,190,476	*	*	1,190,476	—	—	—
Discovery Global Opportunity Master Fund Ltd.(9)	2,029,326	*	*	1,190,476	838,850	*	*
Kora Master Fund LP(10)	2,170,476	*	*	1,190,476	980,000	*	*
NVIDIA Corporation(11)	1,190,476	*	*	1,190,476	—	—	—
Entities affiliated with Burkehill Global Management, LP(12)	952,380	*	*	952,380	—	—	—
Private funds managed by Columbus Hill Capital Management, L.P. (13)	714,285	*	*	714,285	—	—	—
Oasis Investments II Master Fund Ltd(14)	714,285	*	*	714,285	—	—	—
AFOB FIP MS LLC(15)	595,238	*	*	595,238	—	—	—
Blackstone Aqua Master Sub-Fund (16)	476,190	*	*	476,190	—	—	—
James R. Swartz(17)	476,190	*	*	476,190	—	—	—
Entities affiliated with LuminArx Capital(18)	333,333	*	*	333,333	—	—	—
Entities affiliated with Soros Fund Management LLC(19)	333,333	*	*	333,333	—	—	—
Conversant Opportunity Master Fund LP(20)	285,714	*	*	285,714	—	—	—

	Class A Shares Beneficially Owned Prior to the Offering			Class A Shares Being Offered(1)	Class A Shares Beneficially Owned After the Offering(2)
Name of Selling Shareholder	Number	Percentage By Voting Power(3)	Percentage By Shares(3)	Number	Number	Percentage By Voting Power(3)	Percentage By Shares(3)
Entities affiliated with Millenium Management LLC(21)	528,444	*	*	285,714	242,730	*	*
MMF LT, LLC(22)	238,095	*	*	238,095	—	—	—
RCAP Liquid II LP(23)	95,238	*	*	95,238	—	—	—

*
Indicates beneficial ownership of less than one percent (1%).

(1)
The number of Class A shares in the column “Class A Shares Being Offered” represents all of the Class A shares that a selling shareholder may offer and sell from time to time under this prospectus.

(2)
We do not know when or in what amounts a selling shareholder may offer Class A shares for sale. The selling shareholders might not sell any or might sell all of the Class A shares offered by this prospectus. Because the selling shareholders may offer all or some of the Class A shares pursuant to this offering, and because, except as set forth elsewhere in this prospectus, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Class A shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that none of the Class A shares covered by this prospectus will be held by the selling shareholders.

(3)
The number of shares outstanding used in calculating the percentage for each listed selling shareholder is based on 202,410,157 Class A shares and 35,698,674 Class B shares outstanding as of March 31, 2025. Class A shares have one vote per share, and Class B shares have 10 votes per share. Accordingly, each selling shareholder’s percentage ownership based on voting power is calculated by dividing the number of Class A shares beneficially owned by such selling shareholder by 559,396,897.

(4)
Consist of (i) 21,763 Class A shares held of record by Allan Gray Australia Balanced Fund, (ii) 2,205,976 Class A shares held of record by AustralianSuper Pty Ltd as trustee for AustralianSuper, (iii) 884,886 Class A shares held of record by Orbis Global Equity Fund (Australia Registered), (iv) 1,982,091 Class A shares held of record by Orbis Global Equity Fund Limited, (v) 430,494 Class A shares held of record by Orbis Global Equity LE Fund (Australia Registered), (vi) 2,684 Class A shares held of record by Orbis Global Real Return Fund, (vii) 629,830 Class A shares held of record by Orbis Institutional Funds Limited — Global Equity (OFO) Fund, (viii) 512,707 Class A shares held of record by Orbis Institutional Funds Limited — Global Equity Fund, (ix) 645,113 Class A shares held of record by Orbis Institutional Global Equity L.P., (x) 355,187 Class A shares held of record by Orbis Institutional International Equity L.P., (xi) 166,881 Class A shares held of record by Orbis International Equity L.P., (xii) 216,986 Class A shares held of record by Orbis OEIC — Global Balanced Fund, (xiii) 26,514 Class A shares held of record by Orbis OEIC — Global Cautious Fund, (xiv) 124,936 Class A shares held of record by Orbis OEIC — Global Equity Fund, (xv) 40,372 Class A shares held of record by Orbis Optimal Global Fund, L.P., (xvi) 369,939 Class A shares held of record by Orbis Optimal SA Fund Limited, (xvii) 1,340,620 Class A shares held of record by Orbis SICAV — Global Balanced Fund, (xviii) 5,445 Class A shares held of record by Orbis SICAV — Global Cautious Fund, (xix) 387,185 Class A shares held of record by Orbis SICAV — Global Equity Fund and (xx) 840,875 Class A shares held of record by Orbis SICAV — International Equity Fund (the entities listed in the forgoing clauses (i)  — (xx) are referred to as the “Orbis Entities”). Orbis Investment Management Limited, directly or indirectly, has or shares (x) voting power, which includes the power to vote, or to direct the voting of, the Class A shares held of record by the Orbis Entities, and/or (y) investment power, which includes the power to dispose of, or to direct the disposition of, the Class A shares held of record by the Orbis Entities. The address for Orbis Investment Management Limited is 25 Front Street, Hamilton HM11, Bermuda.

(5)
Consist of (i) 2,162,381 Class A shares held by Accel Leaders 3 L.P., (ii) 89,524 Class A shares held by Accel Leaders 3 Entrepreneurs L.P., (iii) 129,047 Class A shares held by Accel Leaders 3 Investors (2020) L.P., (iv) 4,520,000 Class A shares held by Accel Leaders 4 L.P., (v) 60,952 Class A shares held by Accel Leaders 4 Entrepreneurs L.P. and (vi) 180,953 Class A shares held by Accel Leaders 4 Investors (2022) L.P.

Accel Leaders 3 GP Associates L.L.C. (“ALF3GPA”) is the general partner of each of (i) Accel Leaders 3 Associates L.P., which is the general partner of both Accel Leaders 3 L.P. and Accel Leaders 3 Entrepreneurs L.P., and (ii) Accel Leaders 3 Investors (2020) L.P. ALF3GPA has the sole voting and investment power over the Class A shares held by each of Accel Leaders 3 L.P., Accel Leaders 3 Entrepreneurs L.P. and Accel Leaders 3 Investors (2020) L.P. Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Ryan J. Sweeney, and Richard P. Wong (collectively, the “Accel Directors”) are the directors of ALF3GPA and share such powers. Each Accel Director disclaims beneficial ownership in the Class A shares held by Accel Leaders 3 L.P., Accel Leaders 3 Entrepreneurs L.P. and Accel Leaders 3 Investors (2020) L.P.
Accel Leaders 4 GP Associates L.L.C. (“ALF4GPA”) is the general partner of each of (i) Accel Leaders 4 Associates L.P., which is the general partner of both Accel Leaders 4 L.P. and Accel Leaders 4 Entrepreneurs L.P., and (ii) Accel Leaders 4 Investors (2022) L.P. ALF4GPA has the sole voting and investment power over the Class A shares held by each of Accel Leaders 4 L.P., Accel Leaders 4 Entrepreneurs L.P. and Accel Leaders 4 Investors (2022) L.P. The Accel Directors are the directors of ALF4GPA and share such powers. Each Accel Director disclaims beneficial ownership in the Class A shares held by Accel Leaders 4 L.P., Accel Leaders 4 Entrepreneurs L.P. and Accel Leaders 4 Investors (2022) L.P.
All of the Accel Directors are U.S. citizens and the address for all of the foregoing Accel entities is 500 University Avenue, Palo Alto, California, 94301, USA.
(6)
Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors LLC. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over the Class A shares held by Citadel CEMF Investments Ltd. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel-related entities listed above is the beneficial owner of any of our securities other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131.

(7)
Turner Batty and Matthew Berger, the members of the management committee of Jane Street Group, LLC, have voting and investment control over the Class A shares held by Jane Street Global Trading, LLC. Includes 929,900 Class A shares which Jane Street Global Trading, LLC would be entitled to receive upon the exercise of certain call options currently held. The business address of Jane Street Global Trading, LLC, Turner Batty and Matthew Berger is 250 Vesey Street, New York, NY, 10281. Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Does not take into account any Class A shares that may be issued upon the conversion of convertible notes.

(8)
Consist of 1,190,476 Class A shares held by Diameter Master Fund LP (“DMF”). Diameter Capital Partners LP is the investment manager (“Investment Manager”) of DMF and, therefore, has investment and voting power over these shares. Scott Goodwin and Jonathan Lewinsohn, as the sole managing members of the general partner of the Investment Manager, make voting and investment decisions on behalf of the Investment Manager. As a result, the Investment Manager, Mr. Goodwin and Mr. Lewinsohn may be deemed to be the beneficial owners of these shares. Notwithstanding the foregoing, each of Mr. Goodwin and Mr. Lewinsohn disclaim any such beneficial ownership. The principal business address of Diameter Capital Partners LP is 55 Hudson Yards, 29th Floor, New York, NY 10001.

(9)
Discovery Capital Management, LLC (“Discovery”) is the investment adviser of Discovery Global Opportunity Master Fund (“DSM”). Robert K. Citrone, the control person of Discovery, may be deemed to exercise voting and/or dispositive power over the Class A shares held by DSM. The principal business address for DSM is c/o Discovery Capital Management, LLC, 20 Marshall Street, Suite 310, South Norwalk, CT 06854.

(10)
The sole general partner of Kora Master Fund LP is Kora GP Ltd, which is owned and controlled by Kora NS LLC and Kora DJ LLC. Kora NS LLC is owned by Nitin Saigal, its sole member, and Kora DJ LLC is owned by Daniel Simpson Jacobs, its sole member. These individuals may be deemed to have shared voting and investment power of the Class A shares held by Kora Master Fund LP. Each of these individuals disclaims beneficial ownership of such Class A shares, except to the extent of their pecuniary interests therein. The principal business address of Kora Master Fund LP is 10 Jay St., Suite 6A, Brooklyn, NY 11201.
(11)
NVIDIA Corporation, a publicly traded company listed on the Nasdaq Stock Market LLC, has sole voting and dispositive power over the Class A shares. Its principal business address is 2788 San Tomas Expressway, Santa Clara, CA 95051.

(12)
Consist of Class A shares held by Burkehill Fund Ltd, a Cayman Islands exempted company (“Arleigh Fund”), and Class A shares held by Burkehill Master Fund LP, a Cayman Islands exempted limited partnership (“Admiral Fund” and, together with Arleigh Fund, the “Burkehill Funds”). Burkehill Global Management, LP (“Burkehill”) serves as investment manager to the Burkehill Funds and as such, Burkehill has been granted investment discretion over the Class A shares owned by the Burkehill Funds. Christopher Rich serves as Managing Partner of Burkehill, the Managing Member of Burkehill Global LLC (“Burkehill GP”), the general partner of Burkehill, and the Managing Member of Burkehill Fund GP LLC (“Burkehill Fund GP”), the general partner of the Admiral Fund. Each of Burkehill, Burkehill GP, Burkehill Fund GP and Mr. Rich disclaim beneficial ownership of the Class A shares held by the Burkehill Funds except to the extent of their or its pecuniary interest therein. The principal business address for the Burkehill Funds is c/o Burkehill Global Management, LP, 444 Madison Avenue, New York, New York 10022.

(13)
Consist of (i) 635,714 Class A shares held by Columbus Hill Partners, L.P., and (ii) 78,571 Class A shares held by Columbus Hill Overseas Master Fund, Ltd. The sole general partner of Columbus Hill Partners, L.P. and the sole allocation member of Columbus Hill Overseas Master Fund, Ltd. is Columbus Hill Capital Partners, L.L.C. The sole managing member of Columbus Hill Capital Partners, L.L.C. is Kevin D. Eng. The investment manager of Columbus Hill Partners, L.P. and Columbus Hill Overseas Master Fund, Ltd. is Columbus Hill Capital Management, L.P. The sole general partner of Columbus Hill Capital Management, L.P. is CHC Partners, L.L.C. The sole managing member of CHC Partners, L.L.C. is Kevin D. Eng. Kevin D. Eng may be deemed to have shared voting power and investment power of the securities held by Columbus Hill Partners, L.P. and Columbus Hill Overseas Master Fund, Ltd. Kevin D. Eng disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of foregoing entities is 51 John F. Kennedy Parkway, Suite 220, Short Hills NJ 07078.

(14)
The sole general partner of Oasis Investments II Master Fund Ltd. is Oasis Management Company Ltd. The managers of Oasis Management Company Ltd. are Seth Fischer and Oasis Management Holdings Ltd, on which Seth Fischer also serves as the manager. Mr. Fischer may be deemed to have shared voting and investment power over the Class A shares held by Oasis Investments II Master Fund Ltd but disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The principal business address of Oasis Investments II Master Fund Ltd. is c/o Oasis Management (Hong Kong), 25/F, LHT Tower, 31 Queen’s Road Central, Central, Hong Kong.

(15)
The Class A shares held by AFOB FIP MS LLC (“AFOB”) may be deemed to be beneficially owned by Fred Goldman, as Treasurer of AFO Blackberry, LLC, the managing member of AFOB. The principal business address of AFOB is 111 W. Jackson Blvd., Ste 2220, Chicago, IL 60604.

(16)
Consist of Class A shares held directly by Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV (the “Aqua Fund”). Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than the Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The principal business address of the Aqua Fund is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

(17)
Consist of (i) 119,048 Class A shares held by Burn3 LLC, (ii) 238,094 Class A shares held by Homestake Partners II L.P., and (iii) 119,048 Class A shares held by Homestake Partners L.P. Mr. Swartz is the manager of Burn3 LLC and the general partner of each of Homestake Partners L.P. and Homestake Partners II L.P. Mr. Swartz disclaims beneficial ownership of the shares held by Burn3 LLC, Homestake Partners L.P. and Homestake Partners II L.P. except to the extent of his pecuniary interest therein.
(18)
Consist of (i) 293,633 Class A shares held by LuminArx Opportunistic Alternative Solutions Holdings II Fund LP, and (ii) 93,700 Class A shares held by LuminArx Pavo Holdings II LP. The sole general partner of each of LuminArx Opportunistic Alternative Solutions Holdings II Fund LP and LuminArx Pavo Holdings II LP is LuminArx Capital Fund GP LP. LuminArx Capital Fund GP LP is ultimately controlled by Min Htoo and Gideon Berger. These individuals may be deemed to have shared voting and investment power of the Class A shares held by LuminArx Opportunistic Alternative Solutions Holdings II Fund LP and LuminArx Pavo Holdings II LP. Each of these individuals disclaims beneficial ownership of such Class A shares, except to the extent of his pecuniary interest therein.

(19)
Consist of (i) 312,350 Class A shares held by Quantum Partners LP (“Quantum”), and (ii) 20,983 Class A shares held by Palindrome Master Fund LP (“Palindrome”). Soros Fund Management LLC (“SFM LLC”) serves as principal investment manager to each of Quantum and Palindrome. As such, SFM LLC has been granted investment discretion over portfolio investments, including the Class A shares, held for the account of Quantum and Palindrome, respectively. George Soros serves as Chairman of SFM LLC and has sole discretion to replace FPR Manager LLC, the manager of SFM LLC. The address for SFM LLC is 250 West 55th Street, New York, NY 10019.

(20)
Conversant Opportunity Master Fund LP, a Cayman Islands exempted limited partnership (“Opportunity Master”), has shared, not sole, voting and investment power with respect to the Class A shares set forth above. Conversant Capital LLC, a Delaware limited liability company (“Conversant Capital”), serves as the investment manager of Opportunity Master and Conversant GP Holdings LLC, a Delaware limited liability company (“Conversant GP”), serves as the general partner of Opportunity Master. Michael J. Simanovsky, an individual, is the sole managing member of Conversant Capital and Conversant GP. Conversant Capital, Conversant GP and Mr. Simanovsky, as the sole managing member of Conversant Capital and Conversant GP, may be deemed to have shared voting control and investment power with Opportunity Master over, the shares of Class A Common Stock. The principal business address of the foregoing parties is 25 DeForest Ave., 3rd Floor, Summit, NJ 07901.

(21)
Consist of (i) 234,038 Class A Shares held by Integrated Assets, Ltd, (ii) 8,692 Class A shares held by Integrated Assets III LLC, (iii)178,571 Class A shares held by ICS Opportunities II LLC (“ICS”), and (iv) 107,143 Class A shares held by Integrated Core Strategies (US) LLC (“ICS US”). The Class A shares being offered consist of those held by ICS and ICS US. The securities listed above may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander (“Mr. Englander”) and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by such entities. The address for Integrated Core Strategies (US) LLC and ICS Opportunities II LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022. The share holdings described in this footnote 21 are as of April 15, 2025.

(22)
Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the Class A shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(23)
RCap LLC, GP (“RCap GP”) is the general partner of RCap Liquid II, LP. Melanie Jones is the controller of RCap GP and Michael G. Rubin has voting and dispositive control of RCap GP. The address of each of RCap GP, Melanie Jones and Michael G. Rubin is 225 Washington Street, 3rd Floor, Conshohocken, PA 19428.

PLAN OF DISTRIBUTION
The selling shareholders, including their pledgees, donees, transferees, distributees, beneficiaries, assignees, or other successors-in-interest (including others who later come to hold any of the selling shareholders’ interest in the securities of the Company covered by this prospectus after the date of this prospectus such that registration rights shall apply to those securities), may from time to time sell, transfer or otherwise dispose of some or all of our Class A shares offered under this prospectus. We will not receive any of the proceeds from the sale, transfer or disposition of the Class A shares offered under this prospectus by the selling shareholders. We will bear all fees and expenses incident to our obligation to register the Class A shares offered under this prospectus.
The selling shareholders may sell, transfer or otherwise dispose of all or a portion of the Class A shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Class A shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.
The selling shareholders may use any one or more of the following methods when disposing of our Class A shares or interests therein:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell shares our Class A shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an over-the-counter distribution;

•
to or through underwriters or broker-dealers;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their shares on the basis of parameters described in such trading plans;

•
distributions to employees, members, limited partners or stockholders of a selling shareholder;

•
a pledge to secure debts and other obligations or on foreclosure of a pledge;

•
short sales effected after the effective date of the registration statement of which this prospectus forms a part;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, or through other convertible securities or agreements to be satisfied by the delivery of shares of Class A shares;

•
broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Class A shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee, or other successors in interest as selling shareholder under this prospectus. The selling shareholders also may transfer the Class A shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of shares of Class A shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Class A shares in the course of hedging the positions they assume. The selling shareholders may also sell shares of Class A shares and deliver these securities to close out its short positions, or loan or pledge the Class A shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Class A shares offered under this prospectus, which Class A shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect certain transactions by selling our Class A shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Class A shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, Inc., or FINRA; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.
The aggregate proceeds to the selling shareholders from the sale of the Class A shares offered under this prospectus will be the purchase price of the Class A shares less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Class A shares to be made directly or through agents. We will not receive any of the proceeds from the offering of Class A shares under this prospectus.
The selling shareholders also may resell all or a portion of the Class A shares offered under this prospectus in open market transactions in reliance upon Rule 144 or any other exemption from registration under the Securities Act, if available, provided that they meet the criteria and conforms to the requirements of that rule.
The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Class A shares or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Class A shares may be underwriting discounts and commissions under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. The selling shareholders are subject to the prospectus delivery requirements of the Securities Act.
To the extent required pursuant to Rule 424(b) under the Securities Act, the Class A shares to be sold, the name of the selling shareholders, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

We have agreed to keep this prospectus effective until such time as there are no longer any “Registrable Securities” as such term is defined in the Investor Agreements. In order to comply with the securities laws of some states, if applicable, the Class A shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A shares may not be sold unless the shares been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The selling shareholders and any other person participating in a sale of Class A shares registered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Class A shares by the selling shareholders and any other participating person. All of the foregoing may affect the marketability of the Class A shares and the ability of any person or entity to engage in market-making activities with respect to the Class A shares. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Class A shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
Certain legal matters with respect to Dutch law in connection with the validity of the Class A shares being offered by this prospectus will be passed upon for us by DLA Piper Nederland N.V., Amsterdam, the Netherlands. Morgan, Lewis & Bockius LLP has advised us as to certain U.S. legal matters.
EXPERTS
The consolidated financial statements of Nebius Group N.V. as of December 31, 2024, and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Reanda Audit & Assurance B.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements for the years ended December 31, 2023 and 2022 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Technologies of Trust — Audit JSC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Our annual report on Form 20-F for the year ending December 31, 2024 has been filed with the SEC. The Company has also furnished reports with the SEC on Form 6-K. Such reports and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the Class A shares covered by this prospectus.
•
our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 30, 2025; and

•
our description of our ordinary shares contained in Exhibit 2.1 of our Annual Report on Form 20-F (file no. 001-35173) filed with the Securities and Exchange Commission on April 30, 2025, and including any amendments and reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.
Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
We make available, free of charge, through our website at https://group.nebius.com under “For Investors” our Annual Reports on Form 20-F, Forms 6-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus or any applicable prospectus supplement. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information that we file with the SEC at www.sec.gov. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address:
Nebius Group N.V
Schiphol Boulevard 165
1118 BG, Schiphol, the Netherlands
+31 20-206-6970
askIR@nebius.com
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

33,333,334 Class A Ordinary Shares
Offered by the Selling Shareholders

PROSPECTUS

May 2, 2025
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers.
Under Dutch law, the management of a company is a joint undertaking and each member of the board of directors can be held jointly and severally liable to our company for damages in the event of improper or negligent performance of their duties. Further, members of the board of directors can be held liable to third parties based on tort, pursuant to certain provisions of the Dutch Civil Code. All directors are jointly and severally liable for failure of one or more co-directors. An individual director is only exempted from liability if he proves that he cannot be held seriously culpable for the mismanagement and that he has not been negligent in seeking to prevent the consequences of the mismanagement. In this regard a director may, however, refer to the allocation of tasks between the directors. In certain circumstances, directors may incur additional specific civil and criminal liabilities.
Under Dutch law, indemnification provisions may be included in a company’s articles of association. Under the Articles of Association, the company is required to indemnify any and all of its directors, officers, former directors, former officers and any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor, who were or are made a party or are threatened to be made a party to or are involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (each a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, against any and all liabilities, damages, reasonable and documented expenses (including reasonably incurred and substantiated attorneys’ fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise. Notwithstanding the above, no indemnification shall be made in respect of any claim, issue or matter as to which any of the abovementioned indemnified persons shall be adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to our company. We have purchased directors’ and officers’ liability insurance for the members of the board of directors and certain other officers, substantially in line with that purchased by similarly situated companies.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.
Exhibit Number	Description
1.1**	Form of Underwriting Agreement
3.1	Articles of Association of Nebius Group N.V., as amended as of August 2024 (incorporated by reference to Exhibit 1.1 of our Annual Report on Form 20-F, filed with the Securities and Exchange Commission on April 30, 2025)
4.1	Form of Share Purchase Agreement (incorporated by reference to Exhibit 99.2 to Current Report on Form 6-K, as filed on December 2, 2024)
4.2	Form of Investor Agreement (incorporated by reference to Exhibit 99.3 to Current Report on Form 6-K, as filed on December 2, 2024)
4.3*	Form of Senior Indenture
4.4*	Form of Subordinated Indenture
4.5**	Form of Warrant Agreement
4.6**	Form of Subscription Rights Agreement
4.7**	Form of Unit Agreement
5.1*	Opinion of Morgan, Lewis & Bockius UK LLP
5.2*	Opinion of DLA Piper Nederland N.V.
23.1*	Consent of Reanda Audit & Assurance B.V., Independent Registered Public Accounting Firm
23.2*	Consent of Technologies of Trust — Audit JSC, Independent Registered Public Accounting Firm
23.3*	Consent of Morgan, Lewis & Bockius UK LLP (included in Exhibit 5.1)
23.4*	Consent of DLA Piper Nederland N.V. (included in Exhibit 5.2)
24.1*	Power of Attorney
25.1***	Statement of Eligibility on Form T-1 for Senior Indenture
107*	Filing Fee Table

*
Filed herewith.

**
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act.

Item 10. Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Schiphol, the Netherlands on May 2, 2025.
NEBIUS GROUP N.V.
By:	/s/ Arkady Volozh
Arkady Volozh
Chief Executive Officer and Executive Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Arkady Volozh and Ophir Nave, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorneys-in-fact and agents to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Name	Title	Date
/s/ Arkady Volozh Arkady Volozh	Chief Executive Officer and Executive Director (Principal Executive Officer)	May 2, 2025
/s/ Ron Jacobs Ron Jacobs	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 2, 2025
/s/ Ophir Nave Ophir Nave	Chief Operating Officer and Executive Director	May 2, 2025
/s/ John Boynton John Boynton	Non-Executive Director	May 2, 2025
/s/ Elena Bunina Elena Bunina	Non-Executive Director	May 2, 2025
/s/ Esther Dyson Esther Dyson	Non-Executive Director	May 2, 2025
/s/ Kira Radinsky Kira Radinsky	Non-Executive Director	May 2, 2025
/s/ Rogier Rijnja Rogier Rijnja	Non-Executive Director	May 2, 2025
/s/ Charles Ryan Charles Ryan	Non-Executive Director	May 2, 2025

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below does hereby constitute and appoint Arkady Volozh and Ophir Nave, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-3 has been signed below by the undersigned, a duly authorized representative in the United States of Nebius Group N.V., on this 2nd day of May 2025.
ADC Tech Inc.
By:
/s/ Dmitry Romashev

Name:
Dmitry Romashev

Title:
President